Exhibit 99.1

Delphi Reports Second Quarter 2015 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported second quarter 2015 U.S. GAAP earnings from continuing operations of $1.21 per diluted share. Excluding special items, second quarter earnings from continuing operations totaled $1.34 per diluted share.

Second Quarter Highlights Include:

•	Revenue of $3.9 billion, up 4% adjusted for currency exchange and commodity movements

•	U.S. GAAP diluted earnings per share from continuing operations of $1.21

◦	Excluding special items, earnings from continuing operations of $1.34 per diluted share

•	Adjusted Operating Income of $526 million

◦	Adjusted Operating Income margin of 13.6%, up 80 basis points

•	Generated $514 million of cash from continuing operations

•	Closed the sale of wholly owned Thermal Systems business to MAHLE; received net cash proceeds of $660 million; recognized after-tax gain on divestiture of $285 million

Year-to-Date Highlights Include:

•	Revenue of $7.7 billion, up 5% adjusted for currency exchange and commodity movements

•	U.S. GAAP diluted earnings per share from continuing operations of $2.20

◦	Excluding special items, earnings from continuing operations of $2.55 per diluted share

•	Adjusted Operating Income of $998 million

◦	Adjusted Operating Income margin of 13.0%, up 60 basis points

•	Generated $635 million of cash from continuing operations

•	Share repurchases and dividends of $698 million

“Delphi’s strong financial results and record second quarter margins are the result of another quarter of outstanding operating performance and the continued execution of our strategy to generate growth," said Kevin Clark, president and chief executive officer. "We also successfully completed the sale of our wholly owned Thermal Systems business in the quarter, further allowing Delphi to strategically focus on a high-growth portfolio that capitalizes on industry trends in safe, green and connected vehicles."

Second Quarter 2015 Results
The Company reported second quarter 2015 revenue of $3.9 billion, a decline of 5% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth, principally in Asia and North America. Adjusted for the impacts of currency exchange and commodity movements, revenue increased by 4% in the second quarter. This reflects growth of 8% in Asia, 5% in North America and 4% in Europe, partially offset by a decline of 15% in South America.
The Company reported second quarter 2015 U.S. GAAP net income from continuing operations of $350 million and earnings from continuing operations of $1.21 per diluted share, compared to $360 million and $1.19 per diluted share in the prior year period. Second quarter net income from continuing operations excluding restructuring and other special items ("Adjusted Net Income"), totaled $386 million, or $1.34 per diluted share, which includes the favorable impacts of a reduced share count. Adjusted Net Income in the prior year period was $409 million, or $1.35 per diluted share.
Second quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items ("Adjusted Operating Income") was $526 million, compared to $520 million in the prior year period. Adjusted Operating Income margin increased 80 basis points in the second quarter of 2015 to 13.6%, compared with 12.8% in the prior year period. Despite the unfavorable impacts of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in Asia and North America and the impacts of successful cost reduction initiatives. Depreciation and amortization expense totaled $135 million in the second quarter, comparable to $135 million in the prior year period.
Interest expense for the second quarter totaled $30 million, a decrease from $33 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014.
Tax expense in the second quarter of 2015 was $80 million, resulting in an effective tax rate of approximately 18%, compared to $56 million, or an effective rate of 13%, in the prior year period. The increase is primarily attributable to the geographic mix of pretax earnings, and the impact of discrete items.

Year-to-Date 2015 Results
For the six months ended June 30, 2015, the Company reported revenue of $7.7 billion, a decline of 4% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth in Asia and North America. Adjusted for the impacts of currency exchange and commodity movements, revenue increased by 5% during the period. This reflects growth of 12% in Asia, 6% in North America and 3% in Europe, partially offset by a decline of 15% in South America.
For the 2015 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $638 million and earnings from continuing operations of $2.20 per diluted share, compared to $670 million and $2.19 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $739 million, or $2.55 per diluted share, which includes the favorable impacts of a reduced share count. Adjusted Net Income in the prior year period was $766 million, or $2.51 per diluted share.
The Company reported Adjusted Operating Income of $998 million for the six months ended June 30, 2015, compared to $983 million in the prior year period. Adjusted Operating Income margin was 13.0% for the six months ended June 30, 2015, an improvement of 60 basis points, compared with 12.4% in the prior year period. Despite the unfavorable impacts of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in Asia and North America and the impacts of successful cost reduction initiatives. Depreciation and amortization expense totaled $263 million, compared to $269 million in the prior year period.
Interest expense for the six months ended June 30, 2015 totaled $62 million, a decrease from $68 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014. Additionally, the six months ended June 30, 2015 and 2014 included losses on the extinguishment of debt totaling $52 million and $34 million, respectively.
Tax expense for the 2015 year-to-date period was $141 million, resulting in an effective tax rate of approximately 17%, compared to $125 million, or an effective rate of approximately 15%, in the prior year period. The increase is primarily attributable to the geographic mix of pretax earnings, and the impact of discrete items.
The Company generated net cash flow from continuing operating activities of $635 million in the six months ended June 30, 2015, compared to $715 million in the prior year period. As of June 30, 2015, the Company had cash and cash equivalents of $1.2 billion and total debt of $2.7 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Discontinued Operations - Sale of Thermal Business
As previously disclosed, on June 30, 2015 Delphi closed the sale of its wholly owned Thermal Systems business to MAHLE GmbH ("MAHLE"). The Company received net cash proceeds of approximately $660 million and recognized an after-tax gain on the divestiture of $285 million within income from discontinued operations. Proceeds from the sale will be used to fund future growth initiatives, including acquisitions, as well as share repurchases. Delphi and MAHLE also have a separate letter of intent to sell Delphi’s interest in Shanghai Delphi Automotive Air-Conditioning System Co., Ltd. ("SDAAC"), subject to regulatory and other approvals, for proceeds in addition to those received for the wholly owned Thermal operations. Additionally, as part of the Company's overall Thermal Systems divestiture strategy, Delphi intends to divest the Company's interest in its Korea Delphi Automotive Systems Corporation ("KDAC") joint venture to a separate buyer.
The results of the Thermal Systems business, including the Company's interests in SDAAC and KDAC, are presented as discontinued operations separate from the Company’s continuing operations for all periods presented. Income from discontinued operations attributable to Delphi, net of tax, was $295 million for the three months ended June 30, 2015, including the $285 million after-tax gain on divestiture, and $216 million for the six months ended June 30, 2015, which also includes an $88 million non-cash impairment loss that was recorded in the first quarter of 2015 related to the Company's interest in KDAC.

Share Repurchase Program
During the second quarter of 2015, Delphi repurchased 3.65 million shares for approximately $313 million under its existing authorized share repurchase program, leaving approximately $1,113 million available for future share repurchases. Year-to-date, the Company has repurchased 6.88 million shares for approximately $553 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 2015 and Full Year 2015 Outlook
The Company's third quarter and full year 2015 financial guidance is as follows:

(in millions, except per share amounts)	Continuing Ops Q3 2015	Continuing Ops Full Year 2015
Revenue	$3,700 - $3,900	$15,200 - $15,600
Adjusted operating income	$460 - $480	$1,980 - $2,030
Adjusted operating income margin	12.4%	13.0%
Adjusted earnings per share	$1.25 - $1.35	$5.30 - $5.40
Cash flow before financing		$1,100
Capital expenditures		$800
Adjusted effective tax rate		16%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 75261541. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other project and integration costs related to acquisitions and other portfolio transactions, asset impairments and gains (losses) on business divestitures. Adjusted Net Income represents net income (loss) attributable to Delphi before income (loss) from discontinued operations, net of tax, restructuring, other project and integration costs related to acquisitions and other portfolio transactions, asset impairments, transaction costs associated with acquisitions, gains (losses) on business divestitures and debt extinguishment costs. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for net proceeds from the divestiture of discontinued operations. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit www.delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$3,858	$4,062	$7,655	$7,959
Operating expenses:
Cost of sales	3,076	3,262	6,132	6,426
Selling, general and administrative	261	261	516	509
Amortization	23	23	47	47
Restructuring	17	54	33	75
Total operating expenses	3,377	3,600	6,728	7,057
Operating income	481	462	927	902
Interest expense	(30)	(33)	(62)	(68)
Other (expense) income, net	(2)	3	(56)	(14)
Income from continuing operations before income taxes and equity income	449	432	809	820
Income tax expense	(80)	(56)	(141)	(125)
Income from continuing operations before equity income	369	376	668	695
Equity income, net of tax	—	3	5	10
Income from continuing operations	369	379	673	705
Income from discontinued operations, net of tax (including after-tax gain on divestiture of $285 in 2015)	298	27	223	42
Net income	667	406	896	747
Net income attributable to noncontrolling interest	22	24	42	45
Net income attributable to Delphi	$645	$382	$854	$702

Amounts attributable to Delphi:
Income from continuing operations	$350	$360	$638	$670
Income from discontinued operations	295	22	216	32
Net income	$645	$382	$854	$702

Diluted net income per share:
Continuing operations	$1.21	$1.19	$2.20	$2.19
Discontinued operations	1.02	0.07	0.74	0.11
Diluted net income per share attributable to Delphi	$2.23	$1.26	$2.94	$2.30
Weighted average number of diluted shares outstanding	288.85	303.74	290.32	305.30

Cash dividends declared per share	$0.25	$0.25	$0.50	$0.50

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,171	$859
Restricted cash	1	1
Accounts receivable, net	2,700	2,400
Inventories	1,150	1,013
Other current assets	596	567
Current assets held for sale	316	384
Total current assets	5,934	5,224
Long-term assets:
Property, net	2,988	3,021
Investments in affiliates	93	98
Intangible assets, net	661	728
Goodwill	619	656
Other long-term assets	514	508
Long-term assets held for sale	—	511
Total long-term assets	4,875	5,522
Total assets	$10,809	$10,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$43	$34
Accounts payable	2,386	2,278
Accrued liabilities	1,170	1,221
Current liabilities held for sale	173	356
Total current liabilities	3,772	3,889
Long-term liabilities:
Long-term debt	2,693	2,417
Pension benefit obligations	922	1,002
Other long-term liabilities	401	390
Long-term liabilities held for sale	—	35
Total long-term liabilities	4,016	3,844
Total liabilities	7,788	7,733
Commitments and contingencies
Total Delphi shareholder's equity	2,490	2,510
Noncontrolling interest	531	503
Total shareholders’ equity	3,021	3,013
Total liabilities and shareholders’ equity	$10,809	$10,746

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2015	2014
	(in millions)
Cash flows from operating activities:
Net income	$896	$747
Income from discontinued operations, net of tax	223	42
Income from continuing operations	673	705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	269
Deferred income taxes	—	3
Income from equity method investments, net of dividends received	2	(10)
Loss on extinguishment of debt	52	34
Other, net	67	77
Changes in operating assets and liabilities:
Accounts receivable, net	(303)	(349)
Inventories	(141)	(140)
Accounts payable	182	171
Other, net	(123)	(2)
Pension contributions	(37)	(43)
Net cash provided by operating activities from continuing operations	635	715
Net cash provided by operating activities from discontinued operations	34	48
Net cash provided by operating activities	669	763
Cash flows from investing activities:
Capital expenditures	(360)	(417)
Proceeds from sale of property / investments	3	5
Net proceeds from divestiture of discontinued operations	660	—
Cost of business, investment and technology acquisitions, net of cash acquired	(23)	—
Payments associated with business disposals	(7)	—
Increase in restricted cash	—	(2)
Net cash provided by (used in) investing activities from continuing operations	273	(414)
Net cash used in investing activities from discontinued operations	(65)	(52)
Net cash provided by (used in) investing activities	208	(466)
Cash flows from financing activities:
Increase in short and long-term debt, net	214	7
Dividend payments of consolidated affiliates to minority shareholders	(13)	(7)
Repurchase of ordinary shares	(542)	(358)
Distribution of cash dividends	(145)	(153)
Taxes withheld and paid on employees' restricted share awards	(58)	(8)
Net cash used in financing activities	(544)	(519)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	(1)
Increase (decrease) in cash and cash equivalents	331	(223)
Cash and cash equivalents at beginning of period	904	1,389
Cash and cash equivalents at end of period	$1,235	$1,166
Cash and cash equivalents of discontinued operations	$64	$44
Cash and cash equivalents of continuing operations	$1,171	$1,122

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	%	2015	2014	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,044	$2,165	(6)%	$4,122	$4,276	(4)%
Powertrain Systems	1,143	1,188	(4)%	2,224	2,285	(3)%
Electronics and Safety	713	760	(6)%	1,395	1,497	(7)%
Eliminations and Other (a)	(42)	(51)		(86)	(99)
Net Sales	$3,858	$4,062		$7,655	$7,959

Adjusted Operating Income
Electrical/Electronic Architecture	$292	$294	(1)%	$556	$563	(1)%
Powertrain Systems	146	138	6%	275	251	10%
Electronics and Safety	88	88	—%	167	169	(1)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$526	$520		$998	$983

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	287.77	302.68	289.33	304.26
Dilutive shares related to RSUs	1.08	1.06	0.99	1.04
Weighted average ordinary shares outstanding, including dilutive shares	288.85	303.74	290.32	305.30
Basic net income per share:
Continuing operations	$1.22	$1.19	$2.21	$2.20
Discontinued operations	1.02	0.07	0.74	0.11
Basic net income per share attributable to Delphi	$2.24	$1.26	$2.95	$2.31
Diluted net income per share:
Continuing operations	$1.21	$1.19	$2.20	$2.19
Discontinued operations	1.02	0.07	0.74	0.11
Diluted net income per share attributable to Delphi	$2.23	$1.26	$2.94	$2.30

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions)
Net income attributable to Delphi	$645	$382	$854	$702
Interest expense	30	33	62	68
Other expense (income), net	2	(3)	56	14
Income tax expense	80	56	141	125
Equity income, net of tax	—	(3)	(5)	(10)
Income from discontinued operations, net of tax	(298)	(27)	(223)	(42)
Net income attributable to noncontrolling interest	22	24	42	45
Operating income	481	462	927	902
Restructuring	17	54	33	75
Other acquisition and portfolio project costs	10	1	18	3
Asset impairments	4	3	6	3
Loss on business divestiture	14	—	14	—
Adjusted operating income	$526	$520	$998	$983

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$267	$135	$79	$—	$481
Restructuring	5	8	4	—	17
Other acquisition and portfolio project costs	5	3	2	—	10
Asset impairments	1	—	3	—	4
Loss on business divestiture	14	—	—	—	14
Adjusted operating income	$292	$146	$88	$—	$526

Depreciation and amortization (a)	$69	$45	$21	$—	$135

Three Months Ended June 30, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$278	$101	$83	$—	$462
Restructuring	14	37	3	—	54
Other acquisition and portfolio project costs	1	—	—	—	1
Asset impairments	1	—	2	—	3
Adjusted operating income	$294	$138	$88	$—	$520

Depreciation and amortization (a)	$66	$48	$21	$—	$135

Six Months Ended June 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$520	$256	$151	$—	$927
Restructuring	9	14	10	—	33
Other acquisition and portfolio project costs	10	5	3	—	18
Asset impairments	3	—	3	—	6
Loss on business divestiture	14	—	—	—	14
Adjusted operating income	$556	$275	$167	$—	$998

Depreciation and amortization (a)	$135	$89	$39	$—	$263

Six Months Ended June 30, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$532	$212	$158	$—	$902
Restructuring	27	39	9	—	75
Other acquisition and portfolio project costs	3	—	—	—	3
Asset impairments	1	—	2	—	3
Adjusted operating income	$563	$251	$169	$—	$983

Depreciation and amortization (a)	$130	$99	$40	$—	$269

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net income attributable to Delphi	$645	$382	$854	$702
Income from discontinued operations attributable to Delphi, net of tax	(295)	(22)	(216)	(32)
Income from continuing operations attributable to Delphi	350	360	638	670
Adjusting items:
Restructuring	17	54	33	75
Other acquisition and portfolio project costs	10	1	18	3
Asset impairments	4	3	6	3
Loss on business divestiture	14	—	14	—
Debt extinguishment costs	—	—	52	34
Transaction costs associated with acquisitions	1	—	1	—
Tax impact of adjusting items (a)	(10)	(9)	(23)	(19)
Adjusted net income attributable to Delphi	$386	$409	$739	$766

Weighted average number of diluted shares outstanding	288.85	303.74	290.32	305.30
Diluted net income per share from continuing operations attributable to Delphi	$1.21	$1.19	$2.20	$2.19
Adjusted net income per share	$1.34	$1.35	$2.55	$2.51

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash Flow Before Financing is defined as cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for net proceeds from the divestiture of discontinued operations. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$369	$379	$673	$705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135	135	263	269
Working capital	(22)	(8)	(262)	(318)
Pension contributions	(18)	(19)	(37)	(43)
Other, net	50	110	(2)	102
Net cash provided by operating activities from continuing operations	514	597	635	715

Cash flows from investing activities:
Capital expenditures	(147)	(145)	(360)	(417)
Net proceeds from divestiture of discontinued operations	660	—	660	—
Cost of business, investment and technology acquisitions, net of cash acquired	(23)	—	(23)	—
Other, net	(4)	5	(4)	3
Net cash provided by (used in) investing activities from continuing operations	486	(140)	273	(414)

Adjustment for net proceeds from divestiture of discontinued operations	(660)	—	(660)	—

Cash flow before financing	$340	$457	$248	$301

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com